                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)    July 31, 2000
                                                           -------------

                                 ODETICS, INC.
            (Exact name of Registrant as specified in its charter)


        Delaware                     000-10605                  95-258849
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)               File Number)            Identification No)


        1515 South Manchester Avenue, Anaheim, California        92802
--------------------------------------------------------------------------------
            (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code (714) 774-5000
                                                          --------------

                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)

Items 1 through 4, 6 and 8 are not applicable.

Item 5  Other Events.

          On July 31, 2000, Iteris, Inc., a subsidiary of Odetics, Inc., reached an agreement with Ford Motor Company to become the exclusive supplier of the optical lane departure warning systems to be installed on future Ford, Lincoln and Mercury badged vehicles produced and sold in the United States.

          Under terms of the agreement, Ford will receive warrants to purchase up to approximately 9.9% of Iteris common stock if Ford meets predetermined AutoVue purchase volumes over the 6 year term of the agreement. The warrants will not be fully exercisable until Ford purchases a number of units that results in sales of approximately ninety million dollars over the life of the agreement. However, Ford has no obligation to purchase AutoVue under the agreement. Ford will not play a role in the management of Iteris.

          Reference is made to the press release issued to the public by the registrant on August 16, 2000, the text of which is attached hereto as Exhibit 99.1, for a description of the events reported pursuant to this Form 8-K.

Item 7  Financial Statements and Exhibits

          (a)  Financial Statements

                 Not Applicable

          (b) Pro Forma Financial Information

                 Not Applicable

          (c)  Exhibits

                    Exhibit No.         Description
                    -----------         -----------

                    99.1                Press Release dated August 16, 2000.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     ODETICS, INC.



Date: August 16, 2000                By:  /s/ Gregory A. Miner
                                         _________________________________
                                         Gregory A. Miner
                                         Vice President, Chief Operating Officer
                                         and Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

99.1                Press Release dated August 16, 2000